Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "NETWORTH TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF NOVEMBER, A.D. 2005, AT 4:49 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2521519 8100

050905045

AUTHENTICATION: 4286773

DATE: 11-09-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:49 PM 11/04/2005
FILED 04:49 PM 11/04/2005
SRV 050905045 - 2521519 FILE

CERTIFICATE OF CORRECTION TO THE CERTIFICATE OF OWNERSHIP OF NETWORTH TECHNOLOGIES, INC.

Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), NetWorth Technologies, Inc. (the "Corporation"), a Delaware Corporation, does hereby certify as follows:

1. The name of the Corporation is NetWorth Technologies, Inc. The Corporation was originally incorporated under the name Sports-Guard, Inc., on July 17, 1995. The Corporation changed its name to Colmena Corp. pursuant to a Certificate of Amendment to the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on November 10, 1997. Thereafter, the Corporation changed its name to NetWorth Technologies, Inc. pursuant to a Certificate of Amendment to the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on October 28, 2004. The new name was inadvertently reflected on the records of the Secretary of State as "NetWorth Technology, Inc.," but those records have since been corrected to reflect the name as NetWorth Technologies, Inc. effective as of October 28, 2004, the date of the filing of the Certificate of Amendment.

2. A Certificate of Ownership (the "Certificate of Ownership") was filed with the Secretary of State of the State of Delaware on March 9, 2005, merging NetWorth Governance Systems, Inc. into the Corporation, and said Certificate of Ownership requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law.

3. The Certificate of Ownership was filed in the name of NetWorth Technology, Inc. and purported to change the name of the Corporation from NetWorth Technology, Inc. to NetWorth Technologies, Inc. in connection with the merger.

4. As a result of the above-referenced defect, the Certificate of Ownership contains the following inaccuracies or defects that require correction: (1) The Certificate of Ownership reflects an incorrect name ("NetWorth Technology, Inc.") for the Corporation in its caption and introductory paragraph; and (2) The third resolution, on page 2 of the Certificate of Ownership, incorrectly recites that the Corporation relinquishes the name "NetWorth Technology, Inc." and assumes in place thereof the name NetWorth Technologies, Inc.

5. The caption and introductory paragraph of the Certificate of Ownership are corrected to read as follows:

CERTIFICATE OF OWNERSHIP
MERGING

NETWORTH GOVERNMENT SYSTEMS, INC.

INTO

NETWORTH TECHNOLOGIES, INC.

NetWorth Technologies, Inc., a corporation incorporated on the 17th day of July, 1995, pursuant to the provisions of the General Corporation Law of the State of Delaware:

6. The third resolution, on page 2 of the Certificate of Ownership, which reads "FURTHER RESOLVED that NetWorth Technology, Inc. relinquishes the Corporate name 'NetWorth Technology, Inc.' and assumes in place thereof the name NetWorth Technologies, Inc.; and" is corrected by deleting such resolution from the Certificate of Ownership.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to the Certificate of Ownership to be executed by Anthony Q. Joffe, its President this 3rd day of November, 2005, and pursuant to Section 103(f) of the General Corporation Law is effective as of the date the Certificate of Ownership was filed with the Secretary of State of the State of Delaware.

NetWorth Technologies, Inc.

Name: Anthony Q. Joffe
Title: President

DC\7020657.1